Exhibit 99.1

TEMPUR-PEDIC LAUNCHES PROPOSED $350 MILLION SENIOR NOTES OFFERING

LEXINGTON, KY, DECEMBER 7, 2012 – Tempur-Pedic International Inc. (NYSE: TPX), a leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today announced that it proposes to offer, subject to market conditions and other factors, $350 million aggregate principal amount of senior notes due 2020 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. Tempur-Pedic expects to use the net proceeds of the offering, together with cash on hand and borrowings under new senior secured credit facilities to be entered into by Tempur-Pedic, to finance the acquisition of Sealy Corporation and to pay related fees and expenses.

The Notes will be general unsecured senior obligations of Tempur-Pedic and will be guaranteed on a senior unsecured basis by certain of Tempur-Pedic’s subsidiaries. Tempur-Pedic expects that proceeds from the sale of the Notes will be placed in escrow pending release upon receipt of regulatory approvals and the satisfaction of other conditions to the completion of the Sealy acquisition.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About the Company

Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes mattresses and pillows made from its proprietary TEMPUR® pressure-relieving material. It is the worldwide leader in premium and specialty sleep. The Company is focused on developing, manufacturing and marketing advanced sleep surfaces that help improve the quality of life for people around the world. The Company’s products are currently sold in over 80 countries under the TEMPUR® and Tempur-Pedic® brand names. World headquarters for Tempur-Pedic International is in Lexington, KY. For more information, visit http://www.tempurpedic.com or call 800-805-3635.

Forward-looking Statements

This release contains “forward-looking statements,” within the meaning of federal securities laws, which include information concerning Tempur-Pedic’s plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to Tempur-Pedic’s expectations regarding the offering and sale of the Notes and the Sealy acquisition. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that Tempur-Pedic will realize these expectations or that these beliefs will prove correct.

Numerous factors, risks and uncertainties, many of which are beyond Tempur-Pedic’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risks include the ability of the parties to complete the Sealy acquisition in a timely manner, or at all; satisfaction of the conditions precedent to the Sealy acquisition, including the ability to secure regulatory approvals; the possibility of litigation (including relating to the merger itself); successful completion of acquisition financing arrangements, including the offering and sale of the Notes; the ability to successfully integrate Sealy into Tempur-Pedic’s operations and realize synergies from the proposed transaction; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; uncertainties arising from global events; the effects of changes in foreign exchange rates on the combined company’s reported earnings; consumer acceptance of the combined company’s products; industry competition; the efficiency and effectiveness of the combined company’s advertising campaigns and other marketing programs; the combined company’s ability to increase sales productivity within existing retail accounts and to further penetrate the combined company’s domestic retail channel, including the timing of opening or expanding within large retail accounts; the combined company’s ability to address issues in certain underperforming markets; the combined company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; changes in foreign tax rates, including the ability to utilize tax loss carry forwards; rising commodity costs; and the effect of future legislative, regulatory or tax changes. Additional information concerning these and other risks and uncertainties are discussed in Tempur-Pedic’s filings with the Securities and Exchange Commission, including without limitation its annual report on Form 10-K under the headings “Special Note Regarding Forward-Looking Statements” and/or “Risk Factors.” Any forward-looking statement speaks only as of the date on which it is made, and Tempur-Pedic undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Media Contact:

Contacts for Tempur-Pedic International:

Trevor Gibbons

Edelman for Tempur-Pedic International

+1 212 704 8166

Trevor.Gibbons@edelman.com

Michael Geller

Edelman for Tempur-Pedic International

+1 212 729 2163

Mike.Geller@edelman.com

Investor Relations Contact:

Tempur-Pedic International:

Mark Rupe

+1 800 805 3635

Investor.relations@tempurpedic.com

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